Exhibit 5.1

March 17, 2016

StoneMor Partners L.P.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

3600 Horizon Boulevard

Trevose, Pennsylvania 19053

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“CFS West Virginia”), and certain other subsidiaries of the Partnership with respect to certain legal matters in connection with the preparation of a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Partnership, CFS West Virginia and certain other subsidiaries identified on the Shelf Registration Statement (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with the possible offer from time to time, pursuant to Rule 415 of the Securities Act, of:

(i) an indeterminate number of common units representing limited partner interests in the Partnership (the “Common Units”) by the Partnership;

(ii) an indeterminate number of other units representing limited partner interests in the Partnership (the “Other Units”) by the Partnership;

(iii) an indeterminate aggregate principal amount of debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), by the Partnership and CFS West Virginia, as co-issuer;

(iv) an indeterminate additional aggregate principal amount of the existing 7 7⁄8% Senior Notes due 2021 of the Partnership and CFS West Virginia (the “2021 Senior Notes”) by the Partnership and CFS West Virginia; and

(v) an indeterminate aggregate principal amount of guarantees of the Debt Securities and the 2021 Senior Notes (the “Guarantees” and, together with the Common Units, the Other Units, the Debt Securities and the Guarantees, the “Securities”) by the Subsidiary Guarantors.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel +1.212.237.0000 Fax +1.212.237.0100 www.velaw.com

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The Shelf Registration Statement contains two separate forms of prospectuses, the first to be used in connection with offerings of the Common Units, Other Units and Debt Securities (the “Common Units, Other Units and Debt Securities Prospectus”) and the second to be used in connection with offerings of the 2021 Senior Notes (the “2021 Senior Notes Prospectus” and, together with the Common Units, Other Units and Debt Securities Prospectus, the “Prospectuses”).

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Shelf Registration Statement, including the Prospectuses, (ii) the form of senior indenture (the “Senior Indenture”), the form of subordinated indenture (the “Subordinated Indenture”) and the Indenture, dated as of May 28, 2013, by and among the Partnership, CFS West Virginia, the Subsidiary Guarantors named therein and Wilmington Trust, National Association (as amended and supplemented from time to time, the “2021 Notes Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”), each filed as an exhibit to the Shelf Registration Statement, (iii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 9, 2008 (the “Partnership Agreement”), (iv) the Partnership’s Certificate of Limited Partnership, (v) the certificates of incorporation, bylaws, limited liability company agreements, limited partnership agreements and other formation documents and agreements, as applicable, of CFS West Virginia and the Subsidiary Guarantors and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) the Shelf Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and at the time of issuance of any Securities proposed to be offered and sold pursuant thereto will remain effective, and comply with all applicable laws, (v) all Securities and, if applicable, any related Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Shelf Registration Statement and the applicable prospectus supplement to the applicable Prospectus; (vi) one or more prospectus supplements to the Prospectuses will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (vii) the

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Senior Indenture, the Subordinated Indenture and any supplemental indenture, as applicable, relating to a particular series of Debt Securities or the 2021 Senior Notes, as applicable, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (viii) a definitive underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and (in the case of an offering of the Debt Securities or the 2021 Senior Notes) CFS West Virginia, and the other parties thereto; (ix) any securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (x) the form and terms of any Debt Securities, 2021 Senior Notes and Guarantees, the issuance, sale and delivery thereof by the Partnership, CFS West Virginia and the Subsidiary Guarantors, as applicable, and their incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements, as applicable, of the Partnership, CFS West Virginia and the Subsidiary Guarantors, as applicable, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of them, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity; and (xi) the certificates for the Common Units and Other Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units or Other Units.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1. With respect to the Common Units, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Common Units, the terms of the offering and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and as described in the Common Units, Other Units and Debt Securities Prospectus and the applicable prospectus supplement).

2. With respect to the Other Units, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Other Units, the terms of the

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offering and related matters and (ii) the Other Units have been issued and delivered in accordance with the terms of the applicable definitive underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Other Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-303, 17-607 or 17-804 of the DRULPA and as described in the Common Units, Other Units and Debt Securities Prospectus and the applicable prospectus supplement).

3. With respect to the Debt Securities and the related Guarantees, when (i) the applicable Indenture has been duly executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, CFS West Virginia and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive underwriting or similar agreement approved by the Partnership, CFS West Virginia and the Subsidiary Guarantors, as applicable, upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, CFS West Virginia and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, CFS West Virginia and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

4. With respect to the 2021 Senior Notes and the related Guarantees, when (i) the 2021 Senior Notes Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, CFS West Virginia and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance of such 2021 Senior Notes and Guarantees, the terms of the offering thereof and related matters; and (iii) such 2021 Senior Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the 2021 Senior Notes Indenture and the applicable definitive underwriting or similar agreement approved by the Partnership, CFS West Virginia and the Subsidiary Guarantors, as applicable, upon payment of the consideration therefor provided for therein, such 2021 Senior Notes and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, CFS West Virginia and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, CFS West Virginia and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such

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enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

A. We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

B. This opinion is limited in all respects to the federal laws of the United States of America, the DRULPA, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, including all applicable statutory provisions and reported judicial decisions interpreting those laws, and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectuses and to the filing of this opinion as an exhibit to the Shelf Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

This opinion is furnished to you in connection with the filing of the Shelf Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Very truly yours,

/s/ Vinson & Elkins L.L.P.